SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 6, 2011
ZAP.COM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

000-27729	76-0571159

(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 906-8555

(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.
     Termination of the Engagement of Deloitte & Touche LLP:
     In connection with the acquisition by Harbinger Group Inc. (“HGI”), a controlling stockholder of Zap.Com Corporation (the “Company”), of a majority interest in Spectrum Brands Holdings, Inc., effective as of January 7, 2011 the Company terminated the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The Company has engaged KPMG LLP, the independent registered public accounting firm of Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc., as the Company’s independent registered public accounting firm.
     Deloitte’s report on the Company’s financial statements for the two fiscal years ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles; Deloitte did not audit the Company’s financial statements for the fiscal year ended December 31, 2010.
     During the two most recent fiscal years ended December 31, 2010 and the subsequent interim period through January 7, 2011, the date of the termination, the Company did not have any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the two most recent fiscal years ended December 31, 2010 and the subsequent interim period through January 7, 2011, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
     The Company has requested Deloitte to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Deloitte’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.
     The decision to terminate the engagement of Deloitte as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors (the “Board”).
     Engagement of KPMG LLP:
     The Company has engaged KPMG LLP (“KPMG”) as its independent registered public accounting firm effective as of January 7, 2011.
     During the Company’s two most recent fiscal years ended December 31, 2010 and in the subsequent interim period though January 7, 2011, the effective date of KPMG’s engagement by the Company, neither the Company nor anyone on its behalf consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and KPMG did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event”, as defined in Item 304(a)(1)(v) of Regulation S-K.
     The decision to engage KPMG as the Company’s independent registered public accounting firm was approved by the Board.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On January 6, 2011, the Board appointed Richard H. Hagerup, 58, as Interim Chief Accounting Officer of the Company, effective as of December 1, 2010, to hold office until the earlier of his resignation or removal. Concurrently, Mr. Hagerup has been appointed as Interim Chief Accounting Officer of HGI. The Company is not separately compensating Mr. Hagerup for the services he will perform for the Company.
     Prior to being appointed as Interim Chief Accounting Officer of the Company, Mr. Hagerup served as the Company’s contract controller from January 12, 2010. From April 1980 to April 2008, Mr. Hagerup held various accounting and financial reporting positions with Triarc Companies, Inc. (“Triarc”) (renamed Wendy’s/Arby’s Group, Inc. in 2008) and its affiliates, last serving as Controller of Triarc. During the time of Mr. Hagerup’s employment, Triarc was a holding company listed on the New York Stock Exchange that held controlling financial interests in various other companies including Arby’s Restaurant Group, Inc. (the franchisor of the Arby’s restaurant system). Wendy/Arby’s Group, Inc. is not an affiliate of the Company.
     There are no family relationships between Mr. Hagerup and any of the Company’s officers or directors. There are no transactions to which the Company or any of its subsidiaries is a party to which Mr. Hagerup has a material interest that is subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

16.1	Letter from Deloitte & Touche LLP, dated as of January 11, 2011, regarding change in certifying accountant.*

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP.COM CORPORATION
Date: January 11, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer